Exhibit 3.67
The State of Ohio
Certificate
Of filing ARN MIS EMPLOY-ABILIIY UNLIMITED, INC,

ARTICLES OF INCORPORATION
OF
EMPLOY-ABILITY UNLIMITED, INC.
     The undersigned, or purposes of forming a nonprofit corporation in accordance with Chapter 1702 of the Ohio Revised Code, does hereby stale the following:

1.	NAME:	The name of the Corporation shall be Employ-Ability Unlimited, Inc.

2.	PLACE OF OFFICE:	The place in Ohio where the principal office of the Corporation of the Corporation is to be located shall be the City of Columbus (Franklin County).

3.	PURPOSE:	The purpose for which the Corporation is formed shall be:

To be organized exclusively for charitable purposes as set forth in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”).

To operate exclusively for provided employment opportunities for persons with mental disability and other similar problems.

To engage in any lawful act, activity or business not contrary to and for which a nonprofit corporation may be formed under Chapter 1702 of the laws of the State of Ohio, and to have and exercise all powers conferred by the laws of the State of Ohio on nonprofit corporations.

4.	RESTRICTIONS:	No part of the net earnings of the Corporation shall inure to the benefit of, or be distributable to, its Trustees, officers or other private person, except that the Corporation shall be authorized to pay reasonable compensation for services rendered, to make payment in furtherance of the purposes of the Corporation and to make distributions to its members as authorized by Chapter 1702 of the Ohio Revised Code. No substantial part of the activities of the Corporation shall be for carrying on propaganda, or otherwise attempting to influence legislation, except as provided in Section 501(h) of the Internal Revenue Code of 1986 (or any corresponding provision of any future United States internal revenue law, collectively referred to as the “Code”). The Corporation shall not participate in, or intervene in (including the publishing or distribution of statements), any political campaign on behalf of any candidate for public office.

Notwithstanding anything to the contrary in these Articles of Incorporation, the Corporation may not engage in any activity which is not permitted to be engaged in by an organization exempt from federal income tax under Section 501(c)(3) of the Code.

5.	MEMBERS:	The sole member of the Corporation shall be

VOCA Corporation

The members of the Corporation may be a corporation whether profit or nonprofit, provided such members otherwise qualify as a member.

6.	TRUSTEES:	The Corporation shall be controlled and managed under the direction of a Board of Trustees. The names and addresses of persons who will serve as the initial Trustees of the Corporation are:

Donald A. Bradshaw
5555 Parkcenter Circle, Suite 200
Dublin, Ohio 43017

Anne M. Sturtz
5555 Parkcenter Circle, Suite 200
Dublin, Ohio 43017

Kevin H. King
5555 Parkcenter Circle. Suite 200
Dublin, Ohio 43017

7.	AMENDMENTS:	Any provision of these Articles of incorporation may be amended by the affirmative vote or a majority of the members of the Corporation at any meeting at which a quorum Is present, provided that such amendment shall be consistent with the applicable provisions of Chapter 1702 of the Ohio Revised Code.

8.	CERTAIN TRANSACTIONS:	No contract or other transaction shall be void or voidable with respect to this Corporation for the reason that it is between the Corporation and one or more of its Trustees or officers, or between the Corporation and any other person in which one or more of its trustees or officers are directors, trustees or officers, or have a financial or personal interest or for the reason that one or more interested Trustees or officers participate in or vote at the meeting of the “Trustees or a committee thereof which authorizes such contract or transaction; provided, however, that any such contract or other transaction shall be consistent with the applicable provisions of Chapter 1702 of the Ohio Revised Code; and provided further that the material facts of the relationship or interest as to the contract or transaction are disclosed or known to the Trustees or applicable committee of the Trustees and the Trustees or committee, in good faith reasonably justified by such facts, authorized the contract or transaction by the affirmative vote of a majority of the disinterested Trustees, even though the disinterested Trustees constitute less than a quorum. The interested Trustees may be counted in determining the presence of a quorum in a meeting of the Trustees or of a committee thereof which authorized the contract or transaction.

DISSOLUTION	Upon the dissolution of the Corporation, any assets remaining shall be conveyed to such organization or organizations as shall be selected by the affirmative vote of a majority of the Board of Trustees, provided, however, that such organization or organizations shall be exempt from federal income taxation under Section 501(c)(3) of the Code.

/s/ John W. Cook III

John W. Cook, III
Incorporator

ORIGINAL APPOINTMENT OF AGENT
     The undersigned, being the Incorporator of Employ-Ability Unlimited. Inc. hereby appoints OSAC, Inc. an Ohio corporation authorized to serve as statutory agent, as agent upon whom process, notice or demand required or permitted by statute upon the Corporation way be served.

Its address is	100 South Third Street
Columbus, Ohio .13215
(Franklin County)

/s/ John W. Cook III

John W Cook, III Incorporator
Date: April 30, 1996
AGENT ACCEPTANCE
     The undersigned hereby accepts appointment as agent upon whom process, notice or demand required or permitted by statute may be served,
OSAC, Inc.

The State of Ohio
Certificate
of filing ARN MIS TIC CHP
EMPLOY-ABILITY UNLIMITED, INC,

CERTIFICATE OF AMENDMENT TO ARTICLES OF

EMPLOY-ABILITY UNLIMITED, INC.	939794
(Charter Number)
Donald E. Bradshaw, who is President and Anne M. Sturtz is Secretary of the above named Ohio corporation organized not for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

X	In a writing signed by all of the members who would be entitled to notice of a meeting or such other proportion not less than a majority as the articles of regulations permit, the following resolution of amendment was adopted:
IN WITNESS WHEREOF, the above named officers, acting for and on the behalf oil the corporation, have hereto subscribed their names this 3rd day of March, 1997.

By	/s/ Donald E. Bradshaw	By	/s/ Anne M. Sturtz
	President		Secretary

FIRST AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
EMPLOY-ABILITY UNLIMITED,
     The undersigned, for purposes of amending the Articles of Incorporation of Employ-Ability Unlimited, Inc., art Ohio nonprofit corporation, do hereby state the following:
     That the Articles of Incorporation for Employ-Ability Unlimited, originally filed with the Ohio Secretary of State on April 30,1996, are hereby amended only with respect to the section described below:

3.	PURPOSE	The purposes for which the Corporation is formed shall be:

To be organized exclusively for charitable purposes as set forth in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute “the Code”);

To operate for providing employment opportunities for persons with mental retardation and other developmental disabilities;

To provide housing opportunities for persons with mental retardation and other developmental disabilities;

To engage in any lawful act, activity or business not contrary to and for which a nonprofit corporation may be formed under Chapter 1702 of the laws of the State of Ohio, and to have and exercise all powers conferred by the laws of the State of Ohio on nonprofit corporations.
     Be it resolved, that the sole member of the Corporation, VOCA Corporation, has adopted the Amendment to the Articles of Incorporation of Employ-Ability Unlimited, Inc. with respect to the above section this 3rd of March, 1997, which shall supersede all sections relating to the Purpose of the Corporation, that have been previously filed.

VOCA Corporation
By:	/s/ Raymond H. Hayes
Raymond H. Hayes, President

By:	/s/ Anne M. Sturtz
Anne M. Sturtz, Secretary

As to the signature of Raymond H. Hayes:
     Raymond H. Hayes, being personally known to me, appeared and subscribed the above Amendment to the Articles of Incorporation of Employ-Ability Unlimited, Inc., in my presence this 3rd day of March, 1997.

/s/ Kathryn H. Bell

Notary
As to the signature of Anne M. Sturtz:
     Anne M. Sturtz, being personally known to me, appeared and subscribed the above Amendment to the Articles of Incorporation of Employ-Ability Unlimited, Inc., in my presence this 3rd day of March, 1997.

/s/ Kathryn H. Bell

Notary